Exhibit 99.1
Contact:
Jeff Hall, Chief Financial Officer
David Myers, Vice President, Investor Relations
(314) 810-3115
investor.relations@express-scripts.com
Express Scripts Announces Record Third Quarter Earnings and 2011 Guidance
          ST. LOUIS, October 27, 2010 — Express Scripts, Inc. (Nasdaq: ESRX) announced 2010 third quarter net income from continuing operations of $307.1 million, or $0.57 per diluted share. Third quarter adjusted earnings per share, as detailed in Table 4, was $0.65 per diluted share, an increase of 55% over 2009.
Third Quarter 2010 Review (2010 data reflected on an adjusted basis. See Tables 2 and 3)
•	Total adjusted claims of 186.9 million, up 48% from 2009

•	Gross profit of $807.7 million, up 32% from 2009

•	EBITDA of $617.1 million, up 45% from 2009

•	EBITDA per adjusted claim of $3.30, up from $3.10 in the second quarter

•	Year to date net cash flow from operations of $1.8 billion, up 99% from 2009

•	Repaid remaining outstanding balance of term loan facility

•	Repurchased 16.4 million shares for $747.5 million
          “Through our business model of alignment, we lower costs for clients, improve health outcomes for members, and generate exceptional shareholder value,” stated George Paz, chief executive officer and chairman. “Our third quarter results demonstrate our commitment to enabling better health and value — one consumer at a time.”
          The Company has now successfully implemented 90% of NextRx membership onto Express Scripts’ IT systems. The migration of the remaining membership is expected to be completed by the end of the year. The Company expects to complete the integration, including retirement of NextRx IT systems and rationalization of operational footprint during the first quarter of 2011.
          “As we near the completion of the NextRx integration, we can turn our focus to the potential of this strategic alliance, which will open new horizons for improving healthcare outcomes for members while lowering overall costs through development of innovative product and service offerings,” said Paz.
2010 Guidance
          The Company previously provided 2010 adjusted earnings per diluted share guidance of $2.45 to $2.50. Based on year-to-date performance and strong underlying fundamentals, the

Company now believes its 2010 adjusted earnings per share will be in a range of $2.48 to $2.50. Adjusted earnings per share excludes items as detailed in Table 5.
2011 Guidance
          The Company expects to achieve adjusted 2011 earnings per share in the range of $3.15 to $3.25. Adjusted earnings per share excludes items as detailed in Table 6.
•	Total adjusted claims are expected to be in a range of 750 to 780 million

•	Adjusted EBITDA per claim is expected to be in a range of $3.70 to $3.90

•	Cash flow from operations is expected to be in a range of $2.2 billion to $2.4 billion
          “The fundamentals of our business and realization of the expected synergies allow us to deliver solid earnings while making significant investments to continue our growth and position us as a leader in the evolving healthcare landscape,” said Jeff Hall, chief financial officer.
About Express Scripts
          Express Scripts, Inc., one of the largest pharmacy benefit management companies in North America, is leading the way toward creating better health and value for patients through Consumerology®, the advanced application of the behavioral sciences to healthcare. This approach is helping millions of members realize greater healthcare outcomes and lowering cost by assisting in influencing their behavior. Headquartered in St. Louis, Express Scripts provides integrated PBM services including network-pharmacy claims processing, home delivery services, specialty benefit management, benefit-design consultation, drug-utilization review, formulary management, and medical and drug data analysis services. The company also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services. More information can be found at http://www.express-scripts.com/ and http://www.consumerology.com/.
SAFE HARBOR STATEMENT
          This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements can be found in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Form 10-Q filed with the SEC on October 27, 2010. A copy of this form can be found at the Investor Relations section of Express Scripts’ web site at http://www.express-scripts.com.
          We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2010	2009	2010	2009

Revenues(1)	$11,251.8	$5,613.0	$33,679.0	$16,525.3
Cost of revenues (1)	10,487.7	5,001.9	31,494.2	14,789.0

Gross profit	764.1	611.1	2,184.8	1,736.3
Selling, general and administrative	236.1	252.7	671.8	642.4

Operating income	528.0	358.4	1,513.0	1,093.9

Other (expense) income:
Interest income	2.2	2.0	4.4	4.1
Interest expense	(42.2)	(48.0)	(127.0)	(142.7)

	(40.0)	(46.0)	(122.6)	(138.6)

Income before income taxes	488.0	312.4	1,390.4	955.3
Provision for income taxes	180.9	115.6	515.4	351.8

Net income from continuing operations	307.1	196.8	875.0	603.5
Net (loss) income from discontinued operations, net of tax	(5.6)	0.8	(23.4)	0.8

Net income	$301.5	$197.6	$851.6	$604.3

Weighted average number of common shares outstanding during the period:
Basic	531.7	549.0	541.9	519.4
Diluted	537.0	554.4	547.5	524.2

Basic earnings per share:
Continuing operations	$0.58	$0.36	$1.61	$1.16
Discontinued operations	(0.01)	—	(0.04)	—
Net earnings	0.57	0.36	1.57	1.16

Diluted earnings per share:
Continuing operations	$0.57	$0.35	$1.60	$1.15
Discontinued operations	(0.01)	—	(0.04)	—
Net earnings	0.56	0.36	1.56	1.15

(1)	Includes retail pharmacy co-payments of $1,478.5 million and $708.4 million for the three months ended September 30, 2010 and 2009, respectively and $4,688.4 million and $2,252.2 million for the nine months ended September 30, 2010 and 2009, respectively.

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Balance Sheet

	September 30,	December 31,
(in millions, except share data)	2010	2009
Assets
Current assets:
Cash and cash equivalents	$267.5	$1,070.4
Restricted cash and investments	10.9	9.1
Receivables, net	1,795.5	2,516.4
Inventories	315.8	313.0
Deferred taxes	119.2	135.0
Prepaid expenses and other current assets	45.1	94.2
Current assets of discontinued operations	—	5.4

Total current assets	2,554.0	4,143.5
Property and equipment, net	353.7	347.1
Goodwill	5,490.7	5,497.1
Other intangible assets, net	1,764.5	1,880.8
Other assets	31.8	31.7
Noncurrent assets of discontinued operations	—	31.0

Total assets	$10,194.7	$11,931.2

Liabilities and Stockholders’ Equity
Current liabilities:
Claims and rebates payable	$2,597.5	$2,850.7
Accounts payable	686.1	706.4
Accrued expenses	682.9	549.2
Current maturities of long-term debt	0.1	1,340.1
Current liabilities of discontinued operations	—	10.4

Total current liabilities	3,966.6	5,456.8
Long-term debt	2,493.4	2,492.5
Other liabilities	514.7	430.1

Total liabilities	6,974.7	8,379.4

Stockholders’ Equity:
Preferred stock, 5,000,000 shares authorized, $0.01 par value per share; and no shares issued and outstanding	—	—
Common stock, 1,000,000,000 shares authorized, $0.01 par value per share; shares issued: 690,243,000 and 345,279,000, respectively; shares outstanding: 526,211,000 and 275,007,000, respectively	6.9	3.5
Additional paid-in capital	2,314.3	2,260.0
Accumulated other comprehensive income	17.4	14.1
Retained earnings	5,040.2	4,188.6

	7,378.8	6,466.2
Common stock in treasury at cost, 164,032,000 and 70,272,000 shares, respectively	(4,158.8)	(2,914.4)

Total stockholders’ equity	3,220.0	3,551.8

Total liabilities and stockholders’ equity	$10,194.7	$11,931.2

EXPRESS SCRIPTS, INC.
Unaudited Condensed Consolidated Statement of Cash Flows

	Nine Months Ended
	September 30,
(in millions)	2010	2009

Cash flows from operating activities:
Net income	$851.6	$604.3
Net loss (income) from discontinued operations, net of tax	23.4	(0.8)

Net income from continuing operations	875.0	603.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	180.9	70.9
Non-cash adjustments to net income	140.7	77.1
Deferred financing fees	4.1	59.0
Changes in operating assets and liabilities:
Accounts receivable	706.6	(108.3)
Claims and rebates payable	(253.2)	20.2
Other net changes in operating assets and liabilities	175.6	186.2

Net cash provided by operating activities — continuing operations	1,829.7	908.6
Net cash provided by operating activities — discontinued operations	12.3	17.9

Net cash flows provided by operating activities	1,842.0	926.5

Cash flows from investing activities:
Purchases of property and equipment	(84.6)	(89.5)
Purchase of short-term investments	(10.0)	(1,198.9)
Other	15.8	5.4

Net cash used in investing activities — continuing operations	(78.8)	(1,283.0)
Net cash used in investing activities — discontinued operations	(0.8)	(1.0)

Net cash used in investing activities	(79.6)	(1,284.0)

Cash flows from financing activities:
Repayment of long-term debt	(1,340.1)	(240.1)
Treasury stock acquired	(1,276.2)	—
Tax benefit relating to employee stock compensation	32.9	7.7
Net proceeds from employee stock plans	19.3	7.1
Deferred financing fees	(3.9)	(69.5)
Proceeds on long-term debt, net of discounts	—	2,491.6
Net proceeds from stock issuance	—	1,569.1

Net cash (used in) provided by financing activities	(2,568.0)	3,765.9

Effect of foreign currency translation adjustment	2.7	3.3

Net (decrease) increase in cash and cash equivalents	(802.9)	3,411.7
Cash and cash equivalents at beginning of period	1,070.4	530.7

Cash and cash equivalents at end of period	$267.5	$3,942.4

Table 1
Unaudited Consolidated Selected Information
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Claims Volume
Network	148.9	95.2	448.9	284.1
Home Delivery & Specialty (1)	13.6	11.2	40.5	32.8

Total claims	162.5	106.4	489.4	316.9

Total adjusted claims(2)	186.9	126.3	562.6	376.0

Depreciation and Amortization (D&A):
Revenue amortization(3)	$28.5	$—	$85.5	$—
Cost of revenues depreciation	10.3	5.4	28.2	16.9
Selling, general and administrative depreciation	12.7	9.2	36.7	28.3
Selling, general and administrative amortization	10.2	8.5	30.5	25.7

Total D&A	$61.7	$23.1	$180.9	$70.9

Generic Fill Rate
Network	73.3%	69.6%	72.4%	69.2%
Home Delivery	60.5%	58.3%	60.0%	57.5%
Overall	72.1%	68.3%	71.2%	67.9%

(1)	These claims include home delivery, specialty and other claims including: (a) drugs distributed through patient assistance programs (b) drugs we distribute to other PBM’s clients under limited distribution contracts with pharmaceutical manufacturers and (c) Emerging Market claims.

(2)	Total adjusted claims reflect home delivery claims multiplied by 3, as home delivery claims are typically 90 day claims.

(3)	Revenue amortization related to the customer contract with WellPoint which consummated upon closing of the NextRx acquisition in 2009. Under U.S. GAAP standards, amortization of intangibles that arise in connection with consideration given to a customer by a vendor is characterized as a reduction of revenues.

Table 2
Calculation of Adjusted Gross Profit and SG&A
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Gross profit, as reported	$764.1	$611.1	$2,184.8	$1,736.3
Amortization of NextRx-related intangible assets (1)	28.5	—	85.5	—
Non-recurring integration-related costs (2)	15.1	—	62.7	—
Non-recurring benefit related to client contract amendment (3)	—	—	(30.0)	—

Adjusted gross profit	$807.7	$611.1	$2,303.0	$1,736.3

Selling, general and administrative expenses, as reported	$236.1	$252.7	$671.8	$642.4
Amortization of legacy intangible assets (4)	8.6	8.5	25.7	25.7
Amortization of NextRx-related intangible assets (5)	1.6	—	4.8	—
Non-recurring integration-related costs (2)	12.3	—	22.7	—
Non-recurring transaction-related costs (6)	—	9.6	—	21.3
Non-recurring benefit related to insurance recovery (7)	—	—	—	(15.0)
Non-recurring legal settlement(8)	—	35.0	—	35.0

Adjusted selling, general and administrative expenses	$213.6	$199.6	$618.6	$575.4

The Company is providing adjusted gross profit and selling, general and administrative expenses excluding the impact of non-recurring charges and amortization of intangible assets in order to compare the underlying financial performance to prior periods.

(1)	Revenue amortization related to the customer contract with WellPoint which consummated upon closing of the NextRx acquisition in 2009. Under U.S. GAAP standards, amortization of intangibles that arise in connection with consideration given to a customer by a vendor is characterized as a reduction of revenues. Intangible amortization of $28.5 million ($17.9 million net of tax) and $85.5 million ($53.8 million net of tax) is included as a reduction to revenue in the three and nine months ended September 30, 2010, respectively.

(2)	Integration-related costs include those costs directly related to the acquisition of NextRx, primarily comprised of transition services, integration, site closures and severance costs of $15.1 million ($9.5 million net of tax) and $62.7 million ($39.5 million net of tax) included in cost of revenues for the three and nine months ended September 30, 2010, respectively.

Additionally, the Company incurred integration-related costs of $12.3 million ($7.7 million net of tax) and $22.7 million ($14.3 million net of tax) included in selling, general and administrative expense in the three and nine months ended September 30, 2010, respectively.

(3)	Non-recurring benefit relating to an amendment of a client contract of $30.0 million ($18.9 million net of tax) is included as an increase to revenue for the nine months ended September 30, 2010. This amount was originally accrued in the NextRx opening balance sheet and, in accordance with business combination accounting guidance, the reversal of the accrual was recorded in revenue, since it relates to client guarantees, upon amendment of the contract during the second quarter of 2010.

(4)	This adjustment represents the effect of Express Scripts’ legacy intangible amortization, prior to the acquisition of NextRx. Intangible amortization of $8.6 million ($5.4 million net of tax) and $8.5 million ($5.4 million net of tax) is included in selling, general and administrative expense for three months ended September 30, 2010 and 2009, respectively. Intangible amortization of $25.7 million ($16.2 million net of tax) is included in selling, general and administrative expense for the nine months ended September 30, 2010 and 2009.

(5)	This adjustment represents the effect of the NextRx-related intangible amortization. Intangible amortization of $1.6 million ($1.0 million net of tax) and $4.8 million ($3.0 million net of tax) is included in selling, general and administrative expense in the three and nine months ended September 30, 2010, respectively.

(6)	Transaction-related costs include those directly related to the acquisition of NextRx, primarily composed of professional fees of $9.6 million ($6.0 million net of tax) and $21.3 million ($13.5 million net of tax), included in selling, general and administrative expense for the three and nine months ended September 30, 2009, respectively.

(7)	Non-recurring benefit related to insurance recovery of $15.0 million ($9.5 million net of tax), included as a reduction to selling, general and administrative expense in the nine months ended September 30, 2009.

(8)	Non-recurring charge related to a legal settlement of $35.0 million ($22.1 million net of tax) in Q3 2009, included in selling, general and administrative expense in the three and nine months ended September 30, 2009.

Table 3
EBITDA Reconciliation
(in millions, except per claim data)
The following is a reconciliation of net income from continuing operations to EBITDA(1) from continuing operations. The Company believes net income is the most directly comparable measure calculated under U.S. GAAP.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income from continuing operations, as reported	$307.1	$196.8	$875.0	$603.5
Provision for income taxes	180.9	115.6	515.4	351.8
Depreciation and amortization	61.7	23.1	180.9	70.9
Interest expense, net	40.0	46.0	122.6	138.6

EBITDA from continuing operations, as reported	589.7	381.5	1,693.9	1,164.8
Non-recurring integration-related costs (2)	27.4	—	85.4	—
Non-recurring benefit related to client contract amendment (3)	—	—	(30.0)	—
Non-recurring transaction-related costs (4)	—	9.6	—	21.3
Non-recurring benefit related to insurance recovery (5)	—	—	—	(15.0)
Non-recurring legal settlement(6)	—	35.0	—	35.0

Adjusted EBITDA from continuing operations	$617.1	$426.1	$1,749.3	$1,206.1

Total adjusted claims	186.9	126.3	562.6	376.0

Adjusted EBITDA per adjusted claim	$3.30	$3.37	$3.11	$3.21
The Company is providing EBITDA excluding the impact of non-recurring charges in order to compare the underlying financial performance to prior periods.

(1)	EBITDA is earnings before taxes, depreciation and amortization, net interest and other income (expense); or alternatively calculated as operating income plus depreciation and amortization. EBITDA is presented because it is a widely accepted indicator of a company’s ability to service indebtedness and is frequently used to evaluate a company’s performance. EBITDA, however, should not be considered as an alternative to net income, as a measure of operating performance, as an alternative to cash flow, as a measure of liquidity or as a substitute for any other measure computed in accordance with U.S. GAAP. In addition, this definition and calculation of EBITDA may not be comparable to that used by other companies.

(2)	Integration-related costs include those costs directly related to the acquisition of NextRx, primarily comprised of transition services, integration, site closures and severance costs of $15.1 million ($9.5 million net of tax) and $62.7 million ($39.5 million net of tax) included in cost of revenues for the three and nine months ended September 30, 2010, respectively.

Additionally, the Company incurred integration-related costs of $12.3 million ($7.7 million net of tax) and $22.7 million ($14.3 million net of tax) included in selling, general and administrative expense in the three and nine months ended September 30, 2010, respectively.

(3)	Non-recurring benefit relating to an amendment of a client contract of $30.0 million ($18.9 million net of tax) is included as an increase to revenue for the nine months ended September 30, 2010. This amount was originally accrued in the NextRx opening balance sheet and, in accordance with business combination accounting guidance, the reversal of the accrual was recorded in revenue, since it relates to client guarantees, upon amendment of the contract during the second quarter of 2010.

(4)	Transaction-related costs include those directly related to the acquisition of NextRx, primarily composed of professional fees of $9.6 million ($6.0 million net of tax) and $21.3 million ($13.5 million net of tax), included in selling, general and administrative expense for the three and nine months ended September 30, 2009, respectively.

(5)	Non-recurring benefit related to insurance recovery of $15.0 million ($9.5 million net of tax), included as a reduction to selling, general and administrative expense in the nine months ended September 30, 2009.

(6)	Non-recurring charge related to a legal settlement of $35.0 million ($22.1 million net of tax) in Q3 2009, included in selling, general and administrative expense in the three and nine months ended September 30, 2009.

Table 4
Calculation of Adjusted EPS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
		(per diluted share)
EPS from continuing operations, as reported	$0.57	$0.35	$1.60	$1.15

Non-recurring items:
Integration-related costs (1)	0.03	—	0.10	—
Benefit related to client contract amendment (2)	—	—	(0.03)	—
Transaction-related costs (3)	—	0.02	—	0.03
Benefit related to insurance recovery (4)	—	—	—	(0.02)
Termination of bridge financing (5)	—	—	—	0.07
Legal settlement (6)	—	0.04	—	0.04

Amortization of:
Legacy intangible assets (7)	0.01	0.01	0.03	0.03

NextRx-related intangible assets (8)	0.04	—	0.10	—

EPS from continuing operations, adjusted	$0.65	$0.42	$1.80	$1.30

EPS from discontinued operations, as reported	$(0.01)	$—	$(0.04)	$—

Non-recurring items:
Impairment and other charges (9)	0.01	—	0.04	—

EPS from discontinued operations, adjusted	$—	$—	$—	$—

Total EPS, adjusted	$0.65	$0.42	$1.79	$1.30

The Company is providing diluted earnings per share excluding the impact of non-recurring charges and intangibles amortization in order to compare the underlying financial performance to prior periods.

(1)	Integration-related costs include those costs directly related to the acquisition of NextRx, primarily comprised of transition services, integration, site closures and severance costs of $15.1 million ($9.5 million net of tax) and $62.7 million ($39.5 million net of tax) included in cost of revenues for the three and nine months ended September 30, 2010, respectively.

Additionally, the Company incurred integration-related costs of $12.3 million ($7.7 million net of tax) and $22.7 million ($14.3 million net of tax) included in selling, general and administrative expense in the three and nine months ended September 30, 2010, respectively.

(2)	Non-recurring benefit relating to an amendment of a client contract of $30.0 million ($18.9 million net of tax) is included as an increase to revenue for the nine months ended September 30, 2010. This amount was originally accrued in the NextRx opening balance sheet and, in accordance with business combination accounting guidance, the reversal of the accrual was recorded in revenue, since it relates to client guarantees, upon amendment of the contract during the second quarter of 2010.

(3)	Transaction-related costs include those directly related to the acquisition of NextRx, primarily composed of professional fees of $9.6 million ($6.0 million net of tax) and $21.3 million ($13.5 million net of tax), included in selling, general and administrative expense for the three and nine months ended September 30, 2009, respectively.

(4)	Non-recurring benefit related to insurance recovery of $15.0 million ($9.5 million net of tax), included as a reduction to selling, general and administrative expense in the nine months ended September 30, 2009.

(5)	Financing costs include bridge loan fees of $58.4 million ($36.9 million net of tax) included in interest expense for the nine months ended September 30, 2009. These fees were incurred to terminate the temporary bridge financing once permanent financing was secured.

(6)	Non-recurring charge related to a legal settlement of $35.0 million ($22.1 million net of tax) in Q3 2009, included in selling, general and administrative expense in the three and nine months ended September 30, 2009.

(7)	This adjustment represents the effect of Express Scripts’ legacy intangible amortization, prior to the acquisition of NextRx. Intangible amortization of $8.6 million ($5.4 million net of tax) and $8.5 million ($5.4 million net of tax) is included in selling, general and administrative expense for three months ended September 30, 2010 and 2009, respectively. Intangible amortization of $25.7 million ($16.2 million net of tax) is included in selling, general and administrative expense for the nine months ended September 30, 2010 and 2009.

(8)	This adjustment represents the per share effect of the NextRx related intangible amortization. Intangible amortization of $28.5 million ($17.9 million net of tax) and $85.5 million ($53.8 million net of tax) is included as a reduction to revenue in the three and nine months ended September 30, 2010, respectively. Intangible amortization of $1.6 million ($1.0 million net of tax) and $4.8 million ($3.0 million net of tax) is included in selling, general and administrative expense in the three months and nine months ended September 30, 2010, respectively.

(9)	The Company recorded charges of $8.3 million ($5.2 million net of tax) during the third quarter of 2010, the majority of which reflects one-time costs associated with discontinued operations, including the loss on sale of the Phoenix Marketing Group (“PMG”) business during the quarter. The Company recorded a charge of $28.2 million ($17.7 million net of tax) during the second quarter of 2010, the majority of which reflects the goodwill and intangible asset impairment and the subsequent write-down of assets to fair market value for the PMG business. $5.2 million and $22.9 million is included in “Net (loss) income from discontinued operations, net of tax” on the income statement for the three and nine months ended September 30, 2010, respectively, related to these charges.

Table 5
2010 Guidance Information

	Estimated
	Year Ended
	December 31, 2010
	(per diluted share)
Revised adjusted EPS guidance	$2.48	to	$2.50

GAAP items not included in guidance:

Non-recurring charges related to the NextRx integration (1)	0.14	to	0.17

Amortization of legacy intangible assets (2)	0.04		0.04

Amortization of NextRx-related intangible assets (3)	0.14		0.14

Non-recurring benefit related to client contract amendment (4)	(0.03)		(0.03)

Impairment charge (5)	0.04		0.04

(1)	The Company estimates costs related to the NextRx integration of $120.0 million — $150.0 million ($75.5 million — $94.4 million net of tax) will be incurred for expenses related to transition services, integration, site closures and severance. To date, integration costs of $85.4 million ($53.7 million net of tax) have been incurred. The remaining $34.6 million — $64.6 million is expected to be incurred in the fourth quarter of 2010 or early 2011.

(2)	This adjustment represents the per share effect of Express Scripts’ legacy intangible amortization, prior to the acquisition of NextRx. Intangibles amortization of approximately $34.2 million ($21.5 million net of tax) will be included in selling, general and administrative expense in 2010.

(3)	This adjustment represents the per share effect of the NextRx-related intangible amortization. Intangibles amortization of approximately $114.0 million ($71.7 million net of tax) will be included as a reduction to revenue in 2010. Intangibles amortization of $6.5 million ($4.1 million net of tax) will be included in selling, general and administrative expense in 2010.

(4)	Guidance excludes the non-recurring benefit relating to an amendment of a client contract. $30.0 million ($18.9 million net of tax) is included as an increase to revenue for nine months ended September 30, 2010. This amount was originally accrued in the NextRx opening balance sheet and, in accordance with business combination accounting guidance, the reversal of the accrual was recorded in revenue, since it relates to client guarantees, upon amendment of the contract during the second quarter of 2010.

(5)	Guidance excludes impairment and other charges incurred during the year related to discontinued operations. The Company recorded charges of $8.3 million ($5.2 million net of tax) during the third quarter of 2010, the majority of which reflects one-time costs associated with discontinued operations, including the loss on sale of the Phoenix Marketing Group (“PMG”) business during the quarter. The Company recorded a charge of $28.2 million ($17.7 million net of tax) during the second quarter of 2010, the majority of which reflects the goodwill and intangible asset impairment and the subsequent write-down of assets to fair market value for the PMG business. $5.2 million and $22.9 million is included in “Net (loss) income from discontinued operations, net of tax” on the income statement for the three and nine months ended September 30, 2010, respectively, related to these charges.

Table 6
2011 Guidance Information

	Estimated
	Year Ended
	December 31, 2011
	(per diluted share)
Adjusted EPS guidance	$3.15	to	$3.25

GAAP items not included in guidance:

Amortization of legacy intangible assets (1)	0.04		0.04

Amortization of NextRx-related intangible assets (2)	0.15		0.15

Non-recurring charges related to the NextRx integration (3)	To be determined

(1)	This adjustment represents the per share effect of Express Scripts’ legacy intangible amortization, prior to the acquisition of NextRx. Intangibles amortization of approximately $34.2 million ($21.5 million after tax) will be included in selling, general and administrative expense in 2011.

(2)	This adjustment represents the per share effect of the NextRx-related intangible amortization. Intangibles amortization of approximately $114.0 million ($71.7 million net of tax) will be included as a reduction to revenue in 2011. Intangibles amortization of $6.5 million ($4.1 million net of tax) will be included in selling, general and administrative expense in 2011.

(3)	Any non-recurring charges related to the NextRx integration are excluded from adjusted EPS guidance. Total charges incurred in 2010 and 2011 will be in a range of $120.0 million – $150.0 million as discussed in Table 5.